Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF VIRTUAL PIGGY, INC.
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Virtual Piggy, Inc. (the "Company") for the period ended September 30, 2015, as filed with the Securities and Exchange Commission (the "Report"), I, Jo Webber, Chief Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2015	/s/ Jo Webber
Jo Webber
Chief Executive Officer